EXHIBIT 99.1

News from Xerox For Immediate Release	Xerox Corporation 45 Glover Avenue P.O. Box 4505 Norwalk, CT 06856-4505 tel +1-203-968-3000

Xerox Names Ashok Vemuri as CEO of Post-Separation

Business Process Outsourcing Company

NORWALK, Conn., June 14, 2016 — Xerox (NYSE: XRX) announced today that Ashok Vemuri will become the chief executive officer of the Business Process Outsourcing (BPO) company upon the completion of the separation of Xerox into two publicly-traded companies. Vemuri will join Xerox effective July 1, 2016 and serve as chief executive officer of Xerox Business Services, LLC and an executive vice president of Xerox Corporation until the separation is complete.

“Ashok’s deep industry experience and proven track record of leading growth and corporate transformations will be instrumental for the BPO company’s future success,” said Xerox chairman and CEO Ursula Burns. “He’s an excellent leader with the right combination of operational, financial and client experience to successfully drive our BPO company’s go-forward strategy. I look forward to working with Ashok to successfully launch the new BPO company and build on its position as an industry leader.”

Vemuri served as president and chief executive officer of IGATE Corporation from September 2013 to October 2015. In this role, Vemuri transformed the company’s operations, go-to-market strategy and balance sheet and ultimately executed a highly-successful, strategic sale of the company to Capgemini. Prior to joining IGATE, Vemuri was a senior executive at Infosys where he served as a Board member, head of Americas and the global leader of Manufacturing and Engineering Services.

“I’m excited to join Xerox at this stage of its new path forward. Xerox’s BPO business is already in several attractive markets and has an impressive client list that includes top global brands and vital government agencies. The standalone BPO company will have many new opportunities, leveraging its differentiated capabilities and executing a more focused value-creation strategy for the benefit of clients, employees and shareholders,” Vemuri said.

On January 29, 2016, Xerox announced its plans to separate into two independent, publicly-traded companies – a Document Technology company comprised of its Document Technology and Document Outsourcing businesses and a BPO company. Xerox is targeting to file its initial Form 10 registration statement with the U.S. Securities and Exchange Commission in July. The transaction is on track to be completed by the end of 2016.

The BPO company will be an industry leader that helps businesses and governments manage transaction intensive processes at a large scale. With approximately $7 billion in 2015 revenue – more than 90% of which is annuity based – the company is focused on attractive growth markets including transportation, healthcare, commercial and government services.

The Document Technology company, which delivered $11 billion in 2015 revenue, will be a global leader in document management and document outsourcing with superior technology, solutions and innovations.

Ashok Vemuri Biography

Ashok Vemuri joins Xerox as the chief executive officer of Xerox Business Services, LLC and executive vice president of Xerox, effective July 1, 2016. After the completion of Xerox’s planned separation, Vemuri will serve as the chief executive officer and a director of the new BPO company.

Vemuri previously was president, chief executive officer and a member of the board of directors of IGATE Corporation, a New Jersey-based global technology and services company now part of global technology and outsourcing company Capgemini. During his tenure from 2013 to 2015, Vemuri successfully transformed the company’s organization, go-to-market strategy, brand and balance sheet. He oversaw the company becoming the only IT services company to make the Fortune 100 Fastest Growing companies in 2014.

Before joining IGATE, Vemuri spent fourteen years at Infosys, a multinational consulting and IT services company, in a variety of leadership and business development roles. From 2012 to 2013, he served as senior vice president and head of Americas and global head of Manufacturing and Engineering Services. Vermuri was a member of the board from 2011 to 2013. He was also the key architect of the company’s vertical go-to-market model.

Prior to joining Infosys in 1999, he worked in the investment banking industry at Deutsche Bank and Bank of America.

Vemuri is a member of the World Economic Forum IT Board of Governors. He won the Board of Enterprise Asia Outstanding Entrepreneur Award and IAIR Businessman of the Year award in 2015. He holds a Bachelor of Science degree with honors in physics from St. Stephen’s College, Delhi and received his MBA from the Indian Institute of Management, Ahmedabad.

About Xerox

Xerox is helping change the way the world works. By applying our expertise in imaging, business process, analytics, automation and user-centric insights, we engineer the flow of work to provide greater productivity, efficiency and personalization. Our employees create meaningful innovations and provide business process services, printing equipment, software and solutions that make a real difference for our clients and their customers in 180 countries. Learn more at www.xerox.com.

Forward-Looking Statements

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters in the United States and in the foreign countries in which we do business; changes in foreign currency exchange rates; our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; the risk that our bids do not accurately estimate the resources and costs required to implement and service very complex, multi-year governmental and commercial contracts, often in advance of the final determination of the full scope and design of such contracts or as a result of the scope of such contracts being changed during the life of such contracts; the risk that subcontractors, software vendors and utility and network providers will not perform in a timely, quality manner; service interruptions; actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions and the relocation of our service delivery centers; the risk that individually identifiable information of customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems; the risk in the hiring and retention of qualified personnel; the risk that unexpected costs will be incurred; our ability to recover capital investments; the risk that our Services business could be adversely affected if we are unsuccessful in managing the start-up of new contracts; the collectability of our receivables for unbilled services associated with very large, multi-year contracts; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; our ability to expand equipment placements; interest rates, cost of borrowing and access to credit markets; the risk that our products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives; the outcome of litigation and regulatory proceedings to which we may be a party; the possibility that the proposed separation of the Business Process Outsourcing (BPO) business from the Document Technology and Document Outsourcing business will not be consummated within the anticipated time period or at all, including as the result of regulatory, market or other factors; the potential for disruption to our business in connection with the proposed separation; the potential that BPO and Document Technology and Document Outsourcing do not realize all of the expected benefits of the separation; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and our 2015 Annual Report on Form 10-K filed with the Securities and Exchange Commission. Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

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Media Contacts:

Sean Collins, Xerox, +1-310-497-9205, Sean.Collins2@xerox.com

Carl Langsenkamp, Xerox, +1-585-423-5782, Carl.Langsenkamp@xerox.com

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